ARTICLES OF AMENDMENT

                                       OF

                     TWENTIETH CENTURY WORLD INVESTORS, INC.


         The undersigned, John H. Hartenbach, does hereby certify that:

         1. He is the duly elected Vice-President of Twentieth Century World Investors, Inc., a Maryland corporation (the "Corporation").

         2. The amendment to the Articles of Incorporation of the Corporation set forth below, by resolution unanimously adopted by the Board of Directors of the Corporation at a meeting held on May 8, 1993, was deemed advisable and directed to be presented for a vote of the stockholders of the corporation. The stockholders of the corporation, at a meeting held on July 28, 1993, approved the adoption of the amendment as required by the general Corporation Law of the State of Maryland and the corporation's Articles of Incorporation.

         3. The amendment of the Articles of Incorporation proposed by the Board of Directors and adopted by the stockholders of the Corporation is as follows:

         RESOLVED, that the articles of Incorporation of Twentieth Century World Investors, Inc., a Maryland corporation, be, and they hereby are, amended by deleting all of paragraph 2(a) of the present Article FIFTH thereof and by inserting in lieu thereof the following new paragraph 2(a) of Articles FIFTH, providing in its entirety as follows (all remaining paragraphs of Article FIFTH being unchanged hereby):

         FIFTH.
         2.  The  preferences,   conversion  or  other  rights,  voting  powers,
         restrictions, limitation as to dividends, qualifications and terms or conditions of redemption thereof shall be as follows:

         (a) Holders of shares of stock of the Corporation shall be entitled to one vote for each dollar, and a fractional vote for each fraction of a dollar, of net asset value per share for each share of stock held, irrespective of the class or series; provided, however, that (1) matters affecting only one class or series shall be voted upon only by that class or series, and (2) where required by the Investment Company Act of 1940 or the regulations adopted thereunder or any other applicable law, certain matters shall be voted on separately by each class or series of shares affected.
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         IN WITNESS  WHEREOF,  the  undersigned  hereby  acknowledges  that this
Articles of Amendment is the act of Twentieth Century World Investors, Inc. and states, that to the best of his knowledge, information and belief, the matters and fact stated therein are true in all material respects, and that this statement is made under penalties of perjury.

         Dated this 10th day of August, 1993.


                                                     /s/ John H. Hartenbach
                                                     John H. Hartenbach
                                                     Vice President


Witness:

/s/ Patrick A. Looby
Patrick A. Looby
Assistant Secretary